UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPG INC.

(Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

You invested in TPG INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 3, 2026.

Get informed before you vote

View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to May 20, 2026. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors

Nominees:

1a.	Gunther Bright	For

1b.	James Coulter	For

1c.	Mary Cranston	For

1d.	Kelvin Davis	For

1e.	Kathy Elsesser	For

1f.	William McRaven	For

1g.	Deborah Messemer	For

1h.	Nehal Raj	For

1i.	Jeffrey Rhodes	For

1j.	Ganendran Sarvananthan	For

1k.	Todd Sisitsky	For

1l.	David Trujillo	For

1m.	Anilu Vazquez-Ubarri	For

1n.	Jon Winkelried	For

2.	Election of Executive Committee Members

Nominees:

2a.	James Coulter	For

2b.	Kelvin Davis	For

2c.	Nehal Raj	For

2d.	Jeffrey Rhodes	For

2e.	Ganendran Sarvananthan	For

2f.	Todd Sisitsky	For

2g.	David Trujillo	For

2h.	Anilu Vazquez-Ubarri	For

2i.	Jon Winkelried	For

3.	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	For

4.	Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V93393-P50341